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                                                           EXHIBIT 4(d)

                               AMENDMENT NO. 1
                          TO LOAN AND LETTER OF CREDIT
                            REIMBURSEMENT AGREEMENT


         THIS AMENDMENT NO. 1 is made as of the 29th day of December, 1994 among UNITOG COMPANY, a Delaware corporation (the "Company"), UNITOG RENTAL SERVICES, INC., a California corporation ("Rental") (Company and Rental being sometimes collectively referred to herein as the "Borrowers" or individually as a "Borrower"), UMB BANK, N. A., Kansas City, Missouri, a national banking association ("UMB"), HARRIS TRUST AND SAVINGS BANK, Chicago, Illinois, an Illinois banking corporation ("Harris"), NBD BANK, N.A., Detroit, Michigan, a national banking association ("NBD") (UMB, Harris and NBD being sometimes collectively referred to herein as the "Banks" or individually as a "Bank") and UMB BANK, N.A., Kansas City, Missouri, a national banking association, as agent for the Banks herein (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, as of September 10, 1993, the Borrowers, the Banks and the Agent entered into a Loan and Letter of Credit Reimbursement Agreement (the "LOAN AGREEMENT"), pursuant to which the Banks provided to the Borrowers revolving loans of up to Thirty-Five Million Dollars ($35,000,000) and issued the Letter of Credit and provided certain other accommodations.

         WHEREAS, the Letter of Credit was issued to Peoples Bank & Trust Company as trustee (the "TRUSTEE") under a Trust Indenture (the "INDENTURE") dated as of December 1, 1988, for the purpose of securing certain notes (the "Notes") issued by the Borrowers pursuant to the Indenture.

         WHEREAS, the Trustee and the holders of the Notes have agreed to waive the requirement that the Notes be secured by the Letter of Credit, as specifically set forth in Amendment No. 2 to Trust Indenture, dated December 29, 1994.

         WHEREAS, the parties desire to amend the Loan Agreement to reflect the elimination of the Letter of Credit and to reflect certain other changes.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties mutually agree as follows:

         1. Consent to the Amendment to Trust Indenture. Each of the Banks consents to the execution by the Borrowers of Amendment No. 2 to Trust Indenture, dated as of December 29, 1994, among the Borrowers and the Trustee.

         2. Amendment to Section 3 of the Loan Agreement. Section 3 of the Loan Agreement is deleted in its entirety and replaced with the following:






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                                   "Section 3
             Cancellation of the Letter of Credit; Installment Loan

     3.1 Cancellation of the Letter of Credit. Each of the Banks consents to the cancellation and return of the Letter of Credit and agrees that all obligations of the Borrowers with respect to the Letter of Credit are terminated including, without limitation, the obligation of the Borrowers to pay any commission in connection with the issuance or maintenance of the Letter of Credit.

     3.2 Installment Loan. If the Borrowers are in full and complete compliance with the terms of this Agreement, upon the written election of the Borrowers to the Agent, the Banks agree to loan to the Borrowers an amount equal to the then outstanding principal balance of the Credit Enhanced Notes, plus accrued interest thereon to the date of redemption, which loan shall be used by the Borrowers for the sole purpose of redeeming the Credit Enhanced Notes in full. Such loan shall be an installment loan obligation payable over a term of four (4) years in equal quarterly payments of principal calculated on a seven (7) year amortization of such principal amount and a final principal payment in the amount of the remaining outstanding principal loan amount. Such installment loan shall bear interest payable quarterly in arrears on the same date as each principal payment is due and at a rate per annum equal to the 3-month LIBOR rate, as reported in the Wall Street Journal, plus the Applicable Margin for LIBOR Advances plus 25 basis points, adjusted each ninety (90) days. Upon receipt by the Agent of notice of any such election by the Borrowers, the Agent shall immediately notify the Banks of such election. Three (3) Banking Days after receipt of such notification, Harris and NBD shall each transfer to the Agent by wire transfer or deposit to any correspondent account which Agent may maintain with such Bank an amount equal to thirty percent (30%) of the principal amount of the loan as provided above in this Section 3.2 and UMB shall immediately transfer forty percent (40%) of such amount to the Agent. Upon receipt by the Agent of notes executed by the Borrowers in the form of Exhibit E attached hereto payable to each of the Banks in each Bank's Pro Rata Share of such loan, the Agent shall disburse the amount of the loan to the Borrowers by depositing the same in the Company's account at UMB, and the Borrowers hereby authorize the disbursement of the loan in such manner. The Agent shall handle the notes in the form of Exhibit E attached hereto and all collections thereon in the same manner as provided in this Agreement for collections on Revolving Credit Loans as respects the Banks."

     3. References to Installment Loan. Each reference in the Loan Agreement to the installment loan provided for in Section 3.8 shall be amended to mean and refer to the installment loan provided for in Section 3.2 of the Loan Agreement.

     4. Amendment to Section 9.2.1. Section 9.2.1 of the Loan Agreement is amended by deleting therefrom the phrase "may cause NBD to cause the Trustee to accelerate payment of the Credit Enhanced Notes and to draw on the Letter of Credit."

     5. Amendment to Exhibit E. Exhibit E to the Loan Agreement is deleted in its entirety and replaced by Exhibit E, attached hereto and incorporated herein by reference.





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     6.  Representations and Warranties.  The Borrowers hereby represent and warrant that:

         (a) The representations and warranties contained in the Loan Agreement and in each certificate or document furnished by the Borrowers and delivered therewith are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof;

         (b) No Event of Default, and to the Borrower's knowledge no event which with the passage of time or the giving of notice or both could become an Event of Default, exist on the date hereof, and no offsets or defenses exist against their obligations under the Loan Agreement or the documents delivered in connection therewith;

         (c) This Amendment has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally and general principles of equity;

         (d) The execution, delivery and performance of this Amendment will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrowers are a party or by which the Borrowers or the Borrower's properties is bound nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrowers.

     7.  Miscellaneous.

         (a)  The laws of the State of Missouri shall govern this Amendment.

         (b) This Amendment shall be binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto.

         (c) This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

         (d) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

         (e) Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed in the Loan Agreement.





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         IN WITNESS WHEREOF, the Borrowers, the Banks and the Agent have caused this Amendment No. 1 to be executed by their respective officers duly authorized as of the date first above written.


                                   UNITOG COMPANY


                                 By:/s/ J. Craig Peterson
                                    ------------------------------------------
                                      J. Craig Peterson, Senior Vice President
                                      Finance & Administration & Chief
                                      Financial Officer


                                   UNITOG RENTAL SERVICES, INC.


                                 By:/s/ J. Craig Peterson
                                    ------------------------------------------
                                      J. Craig Peterson, Senior Vice President
                                      Finance & Administration & Chief
                                      Financial Officer




                                   UMB BANK, N.A.
                                   Individually and as Agent


                                 By:/s/ David A. Proffitt
                                    ----------------------------
                                      Senior Vice President


                                   NBD BANK, N.A.


                                 By:/s/ Thomas A. Levasseur
                                    --------------------------------
                                      Vice President


                                   HARRIS TRUST & SAVINGS BANK


                                 By:/s/ Len E. Meyer
                                    --------------------------------
                                      Vice President





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                                   EXHIBIT E


$_______________                                          Kansas City, Missouri
and Interest                                                 ___________, 199__


     FOR VALUE RECEIVED, the undersigned each (the "undersigned" means each maker and each jointly and severally agrees to all the provisions hereunder) promise(s) to pay to the order of __________________________ (hereinafter called "Bank"), at its main office, the principal sum of _______________________________ Dollars in quarterly installments of principal payable as follows:

     $______________ on the _____________ day of _________________________,
19___ and $_____________ on the _______________ day of each succeeding quarter thereafter until _________________, on which date all unpaid principal and accrued interest shall be due and payable in full. Interest on the unpaid principal balance shall accrue from the date hereof at the rate as provided in that certain Loan and Letter of Credit Reimbursement Agreement ("Agreement") between undersigned, the Bank and others dated September 10, 1993, the provisions of which are incorporated herein by reference. Accrued interest shall be due and payable on each date a principal payment is due. If any of said principal installments or accrued interest thereon is not paid when due, then all remaining installments plus accrued interest thereon shall, subject to the terms of the Agreement, immediately become due and payable. Unless provided in the Agreement to the contrary, each payment shall be applied first to payment of accrued interest, and then to reduction of the principal sum. This note shall bear interest after maturity at an annual rate two percent (2%) above the rate otherwise then in affect until paid in full or cured. This note may be prepaid in whole or in part at any time without premium or penalty.

     Upon the occurrence of any of the events of default defined in Section 8 of the Agreement, then this note and all other obligations of each of the undersigned to the holder shall, subject to the provisions of Section 9 of the Agreement, immediately become due and payable in full in accordance with the terms of said Agreement.

     To the extent (if any) permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this note, including reasonable attorney's fees. the interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the law of Missouri. The undersigned warrant(s) and represent(s) that all loan proceeds of the indebtedness evidenced hereby are to be used exclusively for business purposes of the undersigned.

     Demand for payment, notice of nonpayment, protest, notice of dishonor, diligence and suit are hereby waived by all parties liable hereon.





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     Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.


                                           UNITOG COMPANY


                                        By:________________________________


                                        Title:_______________________________



                                           UNITOG RENTAL SERVICES, INC.


                                        By:________________________________


                                        Title:_______________________________





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